Disclaimer:
Copyright (C) 2006 by Goldman, Sachs & Co.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter, for this offering will arrange to send you the Prospectus if you request it by calling toll-free 1-800-323-5678.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Disclaimer:
Copyright (C) 2006 by Goldman, Sachs & Co.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                 RFMSI 2006 SA2
                                      TOTAL

Total Number of Loans                                                  1,822.00
Total Loan Balance                                               798,087,166.77
Average Loan Balance                                                 438,028.08
WA CLTV (w/o Silent Seconds)                                             69.938
WAC                                                                       6.189
WA FICO                                                                 736.229
WALA                                                                          4
WAM                                                                         357
Fxd Rate                                                                      0
IOs                                                                      88.429
MH                                                                            0
1st Lien                                                                    100
2nd Lien                                                                      0
Occupancy--OO                                                            95.137
Doc Type--Full/Alternative                                               65.036
Stated Doc                                                                    0
Cash Out Refi                                                            28.665
Purchase                                                                 47.825

Loans with silent seconds :
% of Portfolio w/ SS                                                     31.711
$ amount                                                         248,502,522.12
# of First Liens w/  SS                                                     685
CLTV of Total Portfolo (that includes
silent 2nds)                                                              89.99

California                                                                41.38
Prepay Penalties                                                          4.315
Pre-Funding Balance                                                           -
Expected Final Pool

                                  Mortgage Rate

                                            Balance

Current Rate                          Total Balance                       % Bal
-------------------------------------------------------------------------------
4.001 - 4.500                          1,023,348.46                       0.128
4.501 - 5.000                          9,620,795.26                       1.205
5.001 - 5.500                         61,571,097.51                       7.715
5.501 - 6.000                        215,873,251.04                      27.049
6.001 - 6.500                        362,031,233.64                      45.362
6.501 - 7.000                        132,074,052.30                      16.549
7.001 - 7.500                         15,465,388.56                       1.938
7.501 - 8.000                            428,000.00                       0.054
                                        798,087,167                       100.0%

                                  Gross Margin

                                            Balance

1.501 - 2.000                          6,422,906.72                       0.805
2.001 - 2.500                        509,323,982.91                      63.818
2.501 - 3.000                        280,150,683.39                      35.103
3.001 - 3.500                          2,189,593.75                       0.274

                                        798,087,167                       100.0%

                                ARM Maximum Rate

                                            Balance

9.001 - 9.500                            488,348.46                       0.061
9.501 - 10.000                         4,843,082.60                       0.607
10.001 - 10.500                       46,862,473.02                       5.872
10.501 - 11.000                      189,137,531.76                      23.699
11.001 - 11.500                      333,354,885.85                      41.769
11.501 - 12.000                      147,565,504.06                       18.49
12.001 - 12.500                       56,304,655.44                       7.055
12.501 - 13.000                       16,449,980.18                       2.061
13.001 - 13.500                        3,080,705.40                       0.386
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%

                                        798,087,167                      100.00%

                                ARM Minimum Rate

                                            Balance

1.501 - 2.000                          6,422,906.72                       0.805
2.001 - 2.500                        506,913,982.91                      63.516
2.501 - 3.000                        281,463,683.39                      35.267
3.001 - 3.500                          2,189,593.75                       0.274
5.501 - 6.000                            640,000.00                        0.08
6.001 - 6.500                            457,000.00                       0.057
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%
                                                                            0.0%

                                        798,087,167                         100

                                        Unpaid % of                     Pool by
                                          Principal                   Principal
Initial Cap (%)                         Balance ($)                   Balance %
--------------------------------------------------------------------------------
<= 1.00000                             2,612,400.00                       0.327
1.00001 - 2.00000                     68,968,265.88                       8.642
2.00001 - 3.00000                     13,392,625.04                       1.678
3.00001 - 4.00000                        428,000.00                       0.054
4.00001 - 5.00000                    676,995,755.50                      84.827
5.00001 >=                            35,690,120.35                       4.472

                                        798,087,167                      100.00%

                                                                      Unpaid
                                       Number of                     Principal
Periodic Cap (%)                         Loans                      Balance ($)
--------------------------------------------------------------------------------
1                                     96,422,974.30                      12.082
2                                    701,189,192.47                      87.859
6                                        475,000.00                        0.06

                                        798,087,167                      100.00%

                           CLTV's (w/0 Silent Seconds)

                                            Balance

0.001 - 50.000                        58,949,972.38                      10.726
50.001 - 60.000                       53,986,505.28                       9.823
60.001 - 70.000                      102,303,111.07                      18.615
70.001 - 75.000                      105,360,963.86                      19.171
75.001 - 80.000                      216,271,876.81                      39.352
80.001 - 85.000                        1,816,455.21                       0.331
85.001 - 90.000                        9,028,460.73                       1.643
90.001 - 95.000                        1,867,299.31                        0.34
95.001 - 100.000                                  0                           0

                                        549,584,645                       100.0%

                                  Credit Scores

                                            Balance

600.000 - 619.999                        113,959.14                       0.014
620.000 - 639.999                     16,040,853.98                        2.01
640.000 - 659.999                     32,165,707.61                        4.03
660.000 - 679.999                     31,924,480.03                           4
680.000 - 699.999                     89,549,121.71                       11.22
700.000 - 719.999                     99,171,401.51                      12.426
720.000 - 739.999                    127,225,559.99                      15.941
740.000 - 759.999                    124,442,534.53                      15.593
760.000 - 779.999                    134,718,116.65                       16.88
780.000 - 799.999                    107,335,253.52                      13.449
800.000 - 819.999                     35,400,178.10                       4.436

                                        798,087,167                       100.0%

DTI                                             UPB                           %
--------------------------------------------------------------------------------
<= 0.000                               1,491,202.91                       0.187
0.001 - 10.000                         2,791,904.55                        0.35
10.001 - 20.000                       25,469,966.99                       3.191
20.001 - 30.000                      111,655,661.43                       13.99
30.001 - 40.000                      348,100,176.48                      43.617
40.001 - 50.000                      304,980,354.41                      38.214
50.001 - 60.000                        3,597,900.00                       0.451

                                        798,087,167                       100.0%

                                  Loan Balance

                                            Balance

                                          % of Pool
Original Principal                 Unpaid Principal
Balance ($)                             Balance ($)                     #VALUE!
--------------------------------------------------------------------------------
50,000.01 - 100,000.00                 2,478,710.87                       0.311
100,000.01 - 150,000.00               14,868,701.40                       1.863
150,000.01 - 200,000.00               27,970,956.03                       3.505
200,000.01 - 250,000.00               29,922,895.30                       3.749
250,000.01 - 275,000.00               17,294,523.49                       2.167
275,000.01 - 350,000.00               51,640,838.79                       6.471
350,000.01 - 400,000.00               30,849,681.23                       3.865
400,000.01 - 450,000.00               83,765,784.44                      10.496
450,000.01 - 500,000.00              124,471,407.13                      15.596
500,000.01 - 550,000.00               69,486,863.97                       8.707
550,000.01 - 600,000.00               79,915,284.90                      10.013
600,000.01 - 750,000.00              132,424,210.34                      16.593
750,000.01 - 850,000.00               42,048,306.63                       5.269
850,000.01 - 950,000.00               24,827,267.70                       3.111
950,000.01 - 1,000,000.00             47,707,570.68                       5.978
1,000,000.01 - 1,250,000.00            6,965,670.13                       0.873
1,250,000.01 - 1,500,000.00            5,921,993.74                       0.742
1,500,000.01 >=                        5,526,500.00                       0.692

                                        798,087,167                       100.0%

                                 Occupancy Types

                                            Balance

Primary                              759,274,994.42                      95.137
Second Home                           38,812,172.35                       4.863
Investment

                                        798,087,167                       100.0%

                                         Loan Term

                                            Balance                           %

116 - 120
176 - 180
231 - 235
236 - 240
346 - 350
351 - 355
356 - 360                            798,087,166.77                         100

                                        798,087,167                       100.0%

                                  Loan Purpose

                                            Balance

Purchase                             381,688,315.17                      47.825
Refi (Cashout)                       228,770,551.35                      28.665
Debt Consolidation                       248,000.00                       0.031
Home Improvement                       1,561,926.49                       0.196
Refi (Rate Term)                     185,818,373.76                      23.283

                                        798,087,167                       100.0%

                                  Product Type

                                            Balance

Fixed
Floating                             798,087,166.77                         100
                                        798,087,167                       100.0%

                                  Interest Only

                                            Balance

10/1 LIBOR                            83,822,173.65                      11.877
10/1 TSY                               1,432,000.00                       0.203
10/6 LIBOR                            15,087,806.95                       2.138
3/1 LIBOR                             53,105,598.92                       7.525
3/1 TSY                                1,076,149.99                       0.152
3/6 LIBOR                             16,893,008.42                       2.394
5/1 LIBOR                            351,693,086.26                      49.833
5/1 TSY                                3,844,936.85                       0.545
5/6 LIBOR                             68,288,004.38                       9.676
7/1 LIBOR                             96,806,490.01                      13.717
7/1 TSY                                  480,000.00                       0.068
7/6 LIBOR                             13,211,181.60                       1.872

                                        705,740,437                       100.0%

                                  Hybrid Types

                                            Balance

10/1 LIBOR                            92,752,663.86                      11.622
10/1 TSY                               1,432,000.00                       0.179
10/6 LIBOR                            16,638,021.31                       2.085
3/1 LIBOR                             65,274,843.26                       8.179
3/1 TSY                                1,829,587.08                       0.229
3/6 LIBOR                             16,893,008.42                       2.117
5/1 LIBOR                            403,439,934.91                      50.551
5/1 TSY                                4,094,168.46                       0.513
5/6 LIBOR                             73,574,775.63                       9.219
7/1 LIBOR                            106,807,131.85                      13.383
7/1 TSY                                  480,000.00                        0.06
7/6 LIBOR                             14,871,031.99                       1.863

                                        798,087,167                       100.0%

                                  Property Type

                                            Balance

CONDO                                 81,220,419.86                      10.177
LEASEHOLD                              1,000,000.00                       0.125
PUD                                  230,910,205.33                      28.933
SINGLE FAMILY                        475,982,196.10                       59.64
TOWNHOUSE                              8,974,345.48                       1.124

                                        798,087,167                       100.0%

                                  Documentation

                                            Balance

Reduced                              278,598,241.13                      34.908
Stated                                                                      0.0%
No Doc                                   448,000.00                       0.056
ALT DOC                                5,999,865.53                       0.752
FULL DOC                             513,041,060.11                      64.284

                                        798,087,167                       100.0%

                                 Lien Priority

                                            Balance

First                                798,087,166.77                         100
Second                                            -                         0.0%

                                        798,087,167                       100.0%

                               Mortgage Insurance

OLTV > 80 and insured                 12,712,215.25                         100
Not Insured

Coverage Down to:

                                         12,712,215                       100.0%

                                         Originator                    Servicer
                                         ----------                    --------
[Names of originators & servicers]
                                                 1ST 2ND MORTGAGE
                                                 COLONIAL SAVINGS, F.A.
                                                 FIRST REPUBLIC BANK
                                                 FRANKLIN BANK, SSB
                                                 GMAC MORTGAGE CORPORATION
                                                 GUIDANCE RESIDENTIAL, LLC
                                                 HOMECOMINGS FINANCIAL NETWORK
                                                 HSBC MORTGAGE
                                                 NATIONAL CITY MORTGAGE COMPANY
                                                 PROVIDENT FUNDING
                                                 STANFORD FEDERAL CREDIT UNION

                         Geographic Distribution-States

State                                       Balance

AL                                     2,289,763.69                       0.287
AR                                       858,600.00                       0.108
AZ                                    52,263,538.28                       6.549
CA                                   330,248,648.36                       41.38
CO                                    20,994,262.72                       2.631
CT                                     5,049,911.30                       0.633
DC                                    14,170,851.34                       1.776
DE                                     2,607,693.45                       0.327
FL                                    40,686,168.39                       5.098
GA                                    10,286,880.29                       1.289
HI                                     4,580,185.90                       0.574
ID                                     3,123,337.69                       0.391
IL                                    17,563,378.53                       2.201
IN                                       132,870.73                       0.017
KS                                     1,518,924.86                        0.19
KY                                       549,680.01                       0.069
LA                                     2,328,670.99                       0.292
MA                                    10,185,828.00                       1.276
MD                                    33,108,727.97                       4.149
ME                                     1,075,000.00                       0.135
MI                                     6,087,299.94                       0.763
MN                                     4,933,862.17                       0.618
MO                                     1,992,090.39                        0.25
MS                                       585,348.46                       0.073
MT                                     2,449,124.69                       0.307
NC                                    12,405,236.47                       1.554
NE                                       103,970.21                       0.013
NH                                     2,239,730.29                       0.281
NJ                                    25,926,889.71                       3.249
NM                                     1,831,627.96                        0.23
NV                                     9,192,632.22                       1.152
NY                                    14,739,258.01                       1.847
OH                                     4,624,177.36                       0.579
OR                                    12,414,373.76                       1.556
PA                                     4,250,836.81                       0.533
RI                                     1,479,323.90                       0.185
SC                                     5,604,402.81                       0.702
TN                                     2,200,918.39                       0.276
TX                                    11,132,508.88                       1.395
UT                                     6,447,614.44                       0.808
VA                                    67,521,747.28                        8.46
WA                                    42,915,702.90                       5.377
WI                                     3,306,367.22                       0.414
WY                                        79,200.00                        0.01

                                        798,087,167                       100.0%

                          Geographic Distribution-MSAs

MSA                                         Balance